Exhibit 10.1
SENSATA TECHNOLOGIES HOLDING N.V.
2010 EQUITY INCENTIVE PLAN
AWARD AGREEMENT

THIS AWARD AGREEMENT (this "Award Agreement"), dated as of the date specified below, is entered into by and between Sensata Technologies Holding N.V., a public limited liability company incorporated under the laws of the Netherlands (the "Company"), and the Participant specified below, pursuant to the Sensata Technologies Holdings N.V. 2010 Equity Incentive Plan, as in effect and as amended from time to time (the "Plan"), which is administered by the Committee.

Certain capitalized terms used herein are defined in Section 2.9 below. Capitalized terms used but not otherwise defined in this Award Agreement shall have the meanings given to such terms in the Plan.

I. NOTICE OF STOCK OPTION GRANT

Name:    xxx xxxx

Address:    Street
City, State zip code

You have been granted an option to purchase Ordinary Shares, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:                mmm dd, yyyy

Vesting Commencement Date:         mmm dd, yyyy

Exercise Price per Share:        $00.00

Total Number of Shares Granted:    00,000

Total Exercise Price:             $000,000.00

Type of Option:                Non-Qualified Stock Option

Term/Expiration Date:
If the Participant ceases to serve on the Company's Board for any reason, then the portion of the Option that has not fully vested as of the Termination Date shall expire at such time. The portion of the Option that is not subject to vesting or that has fully vested as of the Participant's Termination Date shall expire (i) Ten years from the date of grant if the Participant ceases to serve on the Company's Board for any reason other than termination with Cause or due to death or Disability, (ii) on the Termination Date if the Participant's membership on the Board is terminated with Cause, and (iii) in the event the Participant dies or suffers a Disability, on the date that is six months after the date on which the Participant ceases to serve on the Co mpany's Board due to the Participant's death or Disability.

Unless the term of the Option expires earlier as described above, it will expire upon the following date: Ten years from the date of grant, mmm dd, yyyy.

Vesting Schedule:	The Option shall be exercisable only to the extent that it is vested.

The Option shall become vested in full on the earlier of the first anniversary of the vesting commencement date specified above, or the date the Director ceases to be re-nominated provided the Participant continues to serve on the Company's Board through such date. For the avoidance of doubt, the Option will not be subject to any performance vesting.

If the Participant ceases to serve on the Board due to the Participant's death or Disability, the Option shall become vested in full upon the Termination Date.

In the event of a Change of Control, the Option shall become vested in full.

II. AGREEMENT

2.1.        Grant of Option. The Company hereby grants to the Participant named in Part I (the "Participant") an option (the "Option") to purchase the number of Ordinary Shares, as set forth in Part I, at the exercise price per share set forth in Part I (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Except as expressly set forth in the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions approved by the Committee and expressly set forth in this Award Agreement, the terms and conditions of the Award Agreement shall prevail. For the avoidance of doubt, this Option is designated as a Non-Qualified Stock Option and is intended to be treated as a Non-Qualified Stock Option as defined in the Plan.
2.2.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Part I and the applicable provisions of the Plan and this Award Agreement.
(b)    Procedure for Exercise.
(i)    At any time after all or any portion of the Option has become vested and prior to its expiration, the Participant may exercise all or any specified portion of such vested portion of the Option by delivering written notice of exercise specifically identifying the Option to the third party service provider that has been appointed by the Company to administer the Option, in the form attached as Exhibit A or such other form as may be hereinafter adopted by the Committee (an "Exercise Notice"), together with (i) a written acknowledgment that the Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the Participant regarding the Company and (ii) payment in full of the exercise price, in accordance with Section 2.2(c) herein or as otherwise determined by the Committee; provided that, for the avoidance of doubt, any participant who is also subject to Section 16 of the of the Securities Exchange Act of 1934, as amended (the "1934 Act") must further comply with the notice procedures of the Company's insider trading and disclosure policies as in effect from time to time.
(c)    Method of Payment.
(i)    Unless the Committee determines otherwise, payment shall be made (A) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (B) by delivery of outstanding Ordinary Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Option's exercise, (C) to the extent permitted by applicable law, by simultaneous sale through a broker reasonably acceptable to the Committee of Ordinary Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (D)  by authorizing the Company to withhold from issuance a number of Ordinary Shares issuable upon exercise of the Option (or portion thereof) which, when multiplied by the Fair Market Value of an Ordinary Share on the date of exercise, is equal to the aggregate exercise price payable with respect to the number of shares represented by the Option (or portion thereof) so exercised or (E) by any combination of the foregoing.
(ii)    In the event the Participant elects to pay the exercise price payable with respect to the Option pursuant to clause (B) of Section 2.2(c)(i) above, (A) only a whole number of Ordinary Share(s) (and not fractional Ordinary Shares) may be tendered in payment, (B) the Participant must present evidence acceptable to the Company that he or she has owned any such Ordinary Shares tendered in payment of the exercise price (and that such tendered Ordinary Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Ordinary Shares must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such Ordinary Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant's broker to transfer, by book entry, of such Ordinary Shares from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Ordinary Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Ordinary Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender Ordinary Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to all shares being exercised pursuant to the Option (plus any applicable taxes).
(iii)    In the event the Participant elects to pay the exercise price payable with respect to the Option pursuant to clause (D) of Section 2.2(c)(i) above, only a whole number of Ordinary Share(s) (and not fractional Shares) may be withheld in payment. When payment of the exercise price is made by withholding of Ordinary Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Ordinary Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Ordinary Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the all shares being exercised pursuant to the Option (plus any applicable taxes). Any withheld Ordinary Shares shall no longer be issuable under such Option.
2.3.    Non-Transferability of Option. This Option may not be Transferred by the Participant other than by will or the laws of descent and distribution. Any attempted Transfer of the Option which is not specifically permitted under the Plan shall be null and void. The Option may be exercised only by the

Participant; by his or her executor or administrator; by any Person to whom the Award is transferred by will or the laws of descent and distribution; by his or her guardian or legal representative; by the executor or administrator of the estate of any of the foregoing; or, by the guardian or legal representative of any of the foregoing. All provisions of the Plan and this Award Agreement shall in any event continue to apply to the Option if it is transferred as permitted by this Section 2.3 and Article X of the Plan, and any transferee of the Option shall be bound by all provisions of this Plan and this Award Agreement as and to the same extent as the original grantee.
2.4.    Term of Option. This Option may be exercised only prior to the expiration of the term set out in Part I, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
2.5.    Reserved.
2.6.    Taxes.
(a)    The Company shall have the right to require the Participant or his or her beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local and foreign withholding tax requirements, or to deduct from all payments made in accordance with the Option amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments made in accordance with the Option are to be made to the Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements.
(b)    The Committee may, in its discretion permit the Participant to satisfy his or her tax withholding obligation either by (i) surrendering Award Securities owned by the Participant or (ii) having the Company withhold from Award Securities otherwise deliverable to such Participant. Award Securities surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes. Once a Participant surrenders or has withheld Award Securities hereunder, such action shall be irrevocable. Any deliver of Award Securities under this Section 2.6 shall be subject to the conditions and pursuant to the procedures of Section 2.2(c).
2.7.    Withholding. In a situation where, if the Participant were to receive Ordinary Shares through exercise of the Option, the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that Person would be liable by virtue of the receipt of the Ordinary Shares or which would be recoverable from that Person (together, the "Tax Liability"), the Option may not be exercised unless that Person has either (i) made a payment to the Company or any of its Affiliates (or a former Affiliate) of an amount at least equal to the Company's estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or a former Affiliate) to secure that such a payment is made (whether by authorizing the sale of some or all of such Ordinary Shares, as applicable, on his or her behalf and the payment to the Company or any of its Affiliates (or a former Affiliate) of the relevant amount out of the proceeds of sale or otherwise).
2.8.        Representations and Warranties.
(a)    Participant Representations and Warranties. The Participant represents and warrants to the Company that:
(i)    This Award Agreement constitutes the legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms, and the execution, delivery and performance of this Award Agreement by the Participant does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order or decree to which the Participant is subject; and
(ii)    The Participant will review all disclosure materials provided by the Company in connection with the offering of Ordinary Shares to the Participant under the 1933 Act.
(b)    Company Representations and Warranties. The Company represents and warrants to the Participant that:
(i)    This Award Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause any breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.
2.9.        Certain Definitions.
(a)    "Cause" means the commission of, or indictment for, a felony or a crime involving moral turpitude, or the commission of any other material act or any material omission to act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers.
(b)    "Change in Control" means (i) any transaction or series of transactions in which any Person (whether by merger, sale of securities, recapitalization, or reorganization) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of the total voting power in the Company, provided that the acquisition of additional securities by any Person that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control, (ii) during any twelve‑month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (iv) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, that in any instance where an Award is treated as deferred compensation within the meaning of Section 409A of the Code, "Change in Control" shall mean a "change in control" as defined in Section 409A(a)(2)(v) of the Code and the guidance issued thereunder.
(c)    "Termination Date" means, (i) with respect to an employee, the date on which the Participant is no longer employed by the Company or any of its Subsidiaries for any reason or (ii) with respect to a director, the date on which the Participant no longer serves on the Company's Board for any reason. For the avoidance of doubt, a Participant's Termination Date shall be considered to be the last date of his actual and active employment with the Company or one of its Subsidiaries (or with respect to a director, the last date of he actually and actively serves on the Company's Board), whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether advance notice is or is not given to the Participant; no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan.
2.10.    Section 409A of the Code
(a)    This Award Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent the Award Agreement is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Award Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to the Participant, or any other party, if the Option is not so exempt or compliant or for any action taken by the Board or the Company and, in the event that any amount pursuant to the Option becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the Participant and not with the Company. In no event shall the Company, the Board, or any of their respective Affiliates be liable to the Participant or any other Person for any cost, expense, tax, liability or other detriment imposed on the Participant or any other Person under Section 409A of the Code related to the Participant's acceptance of the Option or participation in the transactions contemplated by the Plan. Notwithstanding any contrary provision in this Award Agreement or the Plan, any payment(s) of "nonqualified deferred compensation" (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Award Agreement or the Plan to a "specified employee" (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the payment date that immediately follows the end of such six month period or as soon as administratively practicable thereafter.
(b)    Notwithstanding any of the foregoing provisions of this Award Agreement or any of the provisions of the Plan, and in addition to the powers of amendment set forth in Sections 12.1 and 12.2 of the Plan, the provisions hereof may be amended unilaterally by the Company from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of this Award Agreement or the Plan in the Participant's gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing the Option to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.
2.11.    Participant Compliance.
(a)    In connection with the subscription to or exercise of the Option, and/or the transfer of any Award Security, the Participant shall comply with (i) all applicable securities laws, including, to the extent applicable, the Securities Act, the 1934 Act and the Dutch Financial Supervision Act, and the rules and regulations promulgated thereunder and (ii)  to the extent applicable to the Participant, the insider trading and disclosure policies or procedures of the Company as in effect from time to time, including, without limitation, policies regarding compliance with Section 16 of the 1934 Act and Section 5:65 of the Dutch Financial Supervision Act.

(b)    In connection with the subscription to or exercise of the option, the Participant shall execute such documents necessary for the Company to perfect exemptions from registration under any applicable federal and state securities laws in the United States and elsewhere as the Company may reasonably request.
2.12.    Data Protection. By entering into this Award Agreement and by participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing of Personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under this Award Agreement and the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and securities offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Options were granted) about the Participant and his participation in the Plan.
2.13.    No Right to Employment. Any questions as to whether and when there has been a termination and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant's employment or service at any time, for any reason and with or without Cause.
2.14.    Notices. Any notice required or permitted to be made under the Plan, the Award Agreement, or the Exercise Notice shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (iii) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), and (iv) actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed (a) to the Participant at the Participant's address as set forth in the books and records of the Company and its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Compensation Committee".
2.15.    Severability. Whenever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Award Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Award Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
2.16.    Binding Agreement; Assignment. This Award Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 2.3 hereof) any part of this Award Agreement without the prior express written consent of the Company.
2.17.    Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
2.18.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.
2.19.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.
2.20.    Governing Law and Forum; Waiver of Jury Trial. This Award Agreement and the Plan shall be construed and interpreted in accordance with the laws of the State of New York, United States. The Participant hereby agrees that any suit, action or proceeding brought by or against the Participant in connection with this Award Agreement or the Plan shall be brought solely in the state and federal courts sitting in the State of New York, County of New York, United States, and the Participant consents to the jurisdiction and venue of each such court. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER THE PLAN.

* * * * *

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below; provided, however, that any failure to do so shall not constitute a breach of this Award Agreement.

PARTICIPANT:                        SENSATA TECHNOLOGIES
HOLDING N.V.

___________________________________        __________________________________
Name                                Authorized Signer
Street
City, State

[Signature Page to Award Agreement]

EXHIBIT A

SENSATA TECHNOLOGIES HOLDING N.V.
2010 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Sensata Technologies Holding N.V.
Kolthofsingel 8

Almelo,  7602 EM

Netherlands
Attention: [_____]

(i)    Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Participant") hereby elects to exercise Participant's option to purchase _________ shares of the Ordinary Shares (the "Shares") of Sensata Technologies Holding N.V. (the "Company") under and pursuant to the 2010 Equity Incentive Plan (the "Plan") and the 2010 Equity Incentive Plan Award Agreement, dated as of __________ ___, 20 (the "Award Agreement"). As permitted under the Award Agreement Participant intends to exercise the Option pursuant to a (check box) cash exercise or cashless exercise method. Unless otherwise defined in this exercise notice (this "Exercise Notice"), capitalized terms shall have the meanings given to them in the Plan.

(ii)    Representations of Participant. Participant acknowledges that Participant has received, read, and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

(iii)    Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorize transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award Securities, notwithstanding the exercise of the Option, except as provided in Section 4.9 of the Plan. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 3.2(c) of the Plan.

Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares.

(iv)    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

(v).    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(vi)    Successors and Assigns. The Company may assign any of its rights under this Exercise

A-2

Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

(vii)    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Committee, as determined in good faith in accordance with the terms of the Plan and the Award Agreement, shall be final and binding on the Company and on Participant.

(viii)    Governing Law; Severability. This Exercise Notice, the Award Agreement and the Plan shall be construed and interpreted in accordance with the laws of the State of New York, United States. The Participant hereby agrees that any suit, action or proceeding brought by or against the Participant in connection with this Exercise Notice, the Award Agreement or the Plan shall be brought solely in the state and federal courts sitting in the State of New York, County of New York, United States, and the Participant consents to the jurisdiction and venue of each such court. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER THE PLAN.

(ix)    Notices. Any notice required or permitted to be made under the Plan, the Award Agreement, or the Exercise Notice shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (iii) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), and (iv) actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed (a) to the Participant at the Participant's address as set forth in the books and records of the Company and its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Compensation Committee"

(x)    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

(xi)    Delivery of Payment. Participant herewith delivers to the Company the full Exercise Price for the Shares.

(xii)    Entire Agreement. This Agreement, together with the Plan and the Award Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.

* * * * *

A-2

Submitted by:                        Accepted by:

PARTICIPANT:	SENSATA TECHNOLOGIES HOLDING N.V.

_________________________        _________________________
[Name of Participant]                By: ______________________
Its: ______________________

Address:                        Address:

______________________	Kolthofsingel 8

______________________	Almelo, 7602 EM

______________________	Netherlands
Attention:

[Signature Page to Exercise Notice]